Exhibit 99.1

Lime Energy Co. Reports Results for

Twelve-Month Period Ended December 31, 2015

NEWARK, NJ, March 30, 2016—Lime Energy Co. (NASDAQ: LIME), a leader in designing and implementing demand-side energy efficiency programs for utilities, today announced its results for the twelve-month period ended December 31, 2015. “Lime Energy is well positioned to provide much needed services to small business customers which meet the changing needs of the electric utility industry,” said Adam Procell, Lime Energy President & CEO. “As this industry takes shape, we will continue to make the investments which position us to be a leader in the space, with a differentiated offering. We will remain at the forefront of serving utility clients and their small business customers.”

Results for the Twelve-Month Period ended December 31, 2015

•                  Consolidated revenue from continuing operations, including from our acquisition of EnerPath, increased $53.8 million, or 91.5%, to $112.6 million from $58.8 million earned in 2014.

•                  Gross profit increased $20.1 million, or 113.9%, to $37.8 million. Gross profit margin improved from 30.0% to 33.5%.

•                  Selling, general and administrative expenses increased $14.9 million, or 73.7%, to $35.1 million. With the acquisition of EnerPath, our combined SG&A expenses as a percentage of revenue declined to 31.1% for 2015, as compared to 34.3% for 2014. SG&A expenses for 2015 included $477 thousand of legal expenses related to our July 2013 restatement and related stockholder lawsuits and SEC investigation, compared to $813 thousand in 2014. For 2015, SG&A expenses also included $1.9 million related to the acquisition of EnerPath.

•                  Net loss from continuing operations totaled $2.5 million, compared to a net loss from continuing operations of $2.6 million in 2014.

•                  Net loss from discontinued operations was $632 thousand, compared to income of $7 thousand in 2014.

•                  Net loss was $3.2 million, compared to net loss of $2.6 million in 2014.

•                  The basic and diluted loss per share from continuing operations improved from $1.44 to $0.40 for 2015. The basic and diluted loss per share from discontinued operations was $0.07 for 2015, compared to $0.00 for 2014. The total basic and diluted loss per share improved from $1.44 to $0.47 for 2015. The expenses related to Lime Energy’s 2013 restatement, stockholder lawsuits, and SEC investigation contributed $0.05 and $0.21 to the basic and diluted loss per share from continuing operations and the total net loss per share for 2015 and 2014.

•                  Adjusted EBITDA improved to positive $2.6 million from negative $1.5 million in 2014. As defined by the Company, Adjusted EBITDA includes acquisition costs, legal expenses related to the 2013 restatement, stockholder lawsuits, and SEC investigation, and a one-time non-cash charge resulting from the Company’s determination, effective during 2015, to recognize revenue on the completed contract basis, rather than the percentage of completion method.  Our Adjusted EBITDA excluding such expenses was positive $5.6 million in 2015, as compared to negative $701 thousand in 2014.*

* Please see the reconciliation of non-GAAP financial measures and Regulation G disclosure later in this press release.

Business Highlights

•                  During 2015, we were awarded several contracts under re-competes with existing clients and expansions of several key utility programs.

•                  On March 24, 2015, we acquired EnerPath International Holding Company, creating a national platform for delivering energy efficiency to mass market customers (small businesses and residential). During 2015, we integrated the technology and product development teams of Lime Energy and EnerPath and are poised to lead the way for innovative technology solutions serving commercial buildings.

•                  We deployed new technology solutions and energy efficiency measures across all of our programs, bringing state-of-the-art solutions including LED lighting to small business customers.

•                  We participated in key regulatory proceedings at the federal and state levels, advocating for energy efficiency as a key solution to environmental and power grid challenges.

•                  We put in place uniform procurement processes across all utility programs.

•                  We moved our headquarters from North Carolina to New Jersey, improving alignment of our executive management team and corporate resources.

•                  We added seven new utility programs, and we now serve 13 of the nation’s 25 largest utilities.

LIME ENERGY CO.

Condensed Consolidated Statement of Operations

($ Thousands, except per share amounts)

	Twelve Months Ended
	December 31		Change
	2015	2014	$	%

Revenue	$112,623	$58,816	$53,807	91.5%
Cost of sales	74,860	41,162	33,698	81.9%
Gross profit	37,763	17,654	20,109	113.9%

Selling, general and administrative	35,077	20,195	14,882	73.7%
Acquisition costs	1,941	—	1,941	0.0%
Amortization of intangibles	879	—	879	0.0%
Operating loss	(134)	(2,541)	2,407	-94.7%

Total other income	(3,536)	(89)	(3,447)	3873.0%

Loss from continuing operations before income taxes	(3,670)	(2,630)	(1,040)	39.5%

Income tax expense	1,147	—	1,147	0.0%

Loss from continuing operations	(2,523)	(2,630)	107	-4.1%

(Loss) Income from operation of discontinued business	(632)	7	(639)	-9128.6%

Net loss	$(3,155)	$(2,623)	$(532)	20.3%

Preferred dividend	(1,293)	(2,979)	1,686	-56.6%

Net loss available to common stockholders	$(4,448)	$(5,602)	$1,154	-20.6%

Basic and Diluted Loss Per Common Share From Continuing operations	$(0.40)	$(1.44)	$1.04	-71.9%
Discontinued operations	(0.07)	$—	(0.07)	0.0%
Basic and Diluted Loss Per Common Share	$(0.47)	$(1.44)	$0.97	-67.0%

Weighted Average Common Shares Outstanding	9,548	3,885

Adjusted EBITDA	$2,573	$(1,514)	$4,087	-269.9%

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, from time to time, we use certain non-GAAP financial measures in evaluating and discussing the Company’s results and performance. We believe that these non-GAAP measures supplement the readers’ understanding of our financial performance by providing our stockholders and investors with additional information to evaluate our operating performance using criteria used by our management in evaluating our performance in comparison to prior results.

As presented in the tables above, Adjusted EBITDA excludes certain financial information compared with net income (loss), the most directly comparable GAAP financial measure.

Below is reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measure:

	Twelve Months Ended
	December 31		Change
	2015	2014	$	%

Net loss	(3,155)	(2,623)	(532)	20.3%

Other (expense) income, net	3,536	89	3,447	3873.0%
Depreciation and amortization	1,768	731	1,037	141.9%
Provision for income tax (benefit)	(1,147)	—	(1,147)	0.0%

EBITDA	1,002	(1,803)	2,805	-155.6%

Share based compensation	939	296	643	217.2%
Income (loss) from operation of discontinued business	632	(7)	639	-9128.6%

Adjusted EBITDA	$2,573	$(1,514)	$4,087	-269.9%

Costs related to restatement activities and defense of stockholder lawsuits	477	813	(336)	-41.3%
Acquisition costs	1,940	—	1,940	0.0%
Change in accounting method	642	—	642	0.0%

Adjusted EBITDA excluding one-time restatement and legal costs	$5,632	$(701)	$6,333	-903.4%

About Lime Energy Co.

Lime Energy is building a new energy future. As a leading national provider of energy efficiency for utilities’ small business customers, Lime Energy designs and implements direct install programs for its utility clients which have consistently exceeded program savings goals. Its award-winning, integrated services programs provide utilities with reliable energy efficiency resources while delivering the highest levels of customer satisfaction. This next generation approach is helping utilities across the country to go deeper and broader with the cheapest, cleanest and fastest energy resource that we have — energy efficiency.

Additional Information

A full analysis of the results for the twelve-month period ended December 31, 2015, is available in the Company’s Form 10-K, which will be made available on the Company’s website at www.lime-energy.com and on EDGAR at www.sec.gov.

Conference Call Information

Lime Energy will host a conference call with investors today, March 30, 2016, at 4:30 p.m. ET to discuss these results which can be accessed as follows:

North America: (866) 430-2032

International: (704) 908-0415

Passcode: 47273064

A live audio webcast will be available through Lime Energy’s Investor Relations section of its website at http://www.lime-energy.com/investors/.

The webcast is also being distributed through the Thomson Reuters StreetEvents Network. Institutional investors can access the call via Thomson Reuters’ StreetEvents (www.streetevents.com), a password-protected event management site.

Lime Energy Investor Relations

Mary Colleen Brennan

(201) 416-2575

investorrelations@lime-energy.com

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements that reflect Lime Energy’s current expectations about its future results, performance, prospects and opportunities. You can identify these forward-looking statements by the use of words and phrases such as “may,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “should,” “typical,” “preliminary,” “hope,” or similar expressions. These forward-looking statements are based on information currently available to Lime Energy and are subject to a number of risks, uncertainties and other factors that could cause Lime Energy’s actual results, performance, prospects or opportunities in the remainder of 2016 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks and uncertainties are described in Lime Energy’s most recent Annual Report on Form 10-K or as may be described from time to time in Lime Energy’s subsequent SEC filings; such risk factors are incorporated herein by reference.